UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 7, 2005

(Date of earliest event reported)

COMPUTER NETWORK TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-13994	41-1356476
(State or other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

6000 Nathan Lane North, Plymouth, Minnesota 55442

(Address of principal executive offices, including Zip Code)

Telephone Number (763) 268-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition

Computer Network Technology Corporation issued the press release included as Exhibit 99 on March 7, 2005, announcing a delay in its previously scheduled conference call to discuss fourth quarter earnings.

The information in this Item 2.02 and Exhibit 99 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 7, 2005, the company’s management, in consultation with the company’s Audit Committee of the Board of Directors, determined that the company’s consolidated financial statements for its first fiscal quarter ended April 30, 2004, second fiscal quarter ended July 31, 2004 and third fiscal quarter ended October 31, 2004 should no longer be relied upon, including the consolidated financial statements and other financial information in the Form 10-Qs filed for those quarters. The determination was made as a result of errors discovered when reconciling inventory between the general ledger and the company’s materials requirement planning, or MRP, system.  The company believes the errors began to occur in February 2004 when it transitioned manufacturing of certain products from its Plymouth, Minnesota headquarters to the company’s facility in Lumberton, New Jersey. As a result of the transition there were apparent procedural changes for the tracking and recording of certain finished goods inventory that resulted in certain inventory items for certain transactions being double counted.  The effect of the errors was to overstate inventory as of April 30, 2004, July 31, 2004, and October 31, 2004, and understate cost of sales for each of the fiscal quarters then ended.

The company believes the adjustment resulting from the above-mentioned inventory reconciliation will increase cost of goods sold by approximately $2.0 million for the nine months ended October 31, 2004, and a corresponding decrease in inventory as of October 31, 2004.  The company is in the process of reviewing the results of the reconciliation to ensure the error has been accurately compiled.  The company will reflect the adjustment in the financial statements and quarterly data included in its Form 10-K for the year ended January 31, 2005.

The company’s Audit Committee of the Board of Directors and management have discussed the foregoing items with the company’s independent registered accounting firm.

The company believes it can timely address the inventory accounting procedures without material cost so that accurate financial statements can be prepared in the future.

ADDITIONAL INFORMATION AND WHERE TO FIND IT: On February 11, 2005, McDATA filed a registration Statement on SEC Form S-4 and McDATA and CNT filed a Joint Proxy Statement/Prospectus with the SEC in connection with the proposed merger. This Registration Statement has not been declared effective by the SEC and the Joint Proxy Statement/Prospectus is not in its final definitive form and both may be amended. McDATA and CNT will mail a Joint Proxy Statement/Prospectus to stockholders of McDATA and shareholders of CNT containing information about the proposed merger after the registration Statement containing the Joint Proxy Statement/Prospectus has been declared effective by the SEC. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully in their entirety when they are available. The Registration Statement and Joint Proxy Statement/Prospectus contain important information about McDATA, CNT, the proposed merger, the persons soliciting proxies relating to the proposed merger, their interests in the transaction and related maters. Investors and security holders can obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. Free copies of the Joint Proxy Statement/Prospectus may also be obtained from McDATA by directing a request by mail to McDATA Corporation at 380 Interlocken Crescent, Broomfield, CO 80021, telephone (720) 558-4629, or from CNT by directing a request by mail to CNT at 6000 Nathan Lane North, Plymouth Minnesota 55442, telephone (763) 268-6130.

In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, McDATA and CNT file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by McDATA and CNT at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. McDATA’s and CNT’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

McDATA, CNT, directors and certain executive officers of McDATA and CNT may be considered participants in the solicitation of proxies in connection with the Merger. Certain directors and executive officers may have direct or indirect interests in the Merger due to securities holdings of McDATA and CNT, and consulting arrangements, service as directors and officers and rights to severance payments following the Merger. In addition, certain directors and officers, after the Merger, will be indemnified by McDATA and will benefit from insurance coverage for liabilities that may arise from their services as directors and officers of CNT prior to the Merger. McDATA and CNT have retained Mellon Investor Services LLC to assist them in soliciting proxies from their respective stockholders and shareholder. Additional information regarding the participants in the solicitation is contained in the Registration Statement and Joint Proxy Statement/Prospectus filed by McDATA and CNT with the SEC.

ITEM 9.01 – Financial Statements and Exhibits

(c)                                         Exhibits

99                                                                   Press release dated March 7, 2005.*

*                 Such press release being “furnished” and not “filed.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER NETWORK TECHNOLOGY CORPORATION

By:	/S/ GREGORY T. BARNUM
Gregory T. Barnum
Chief Financial Officer

Dated:  March 11, 2005